FOURTH QUARTER 2014 (updated 4/6/15) NASDAQ:HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business activity. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward- looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends, particularly those that affect mortgage origination and refinance activity, and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2014; and our Annual Report on Form 10-K for year ended December 31, 2014, which we intend to file with the SEC on or before March 16, 2015. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include statements predicated on our ability to complete our proposed merger with Simplicity Bancorp, Inc.; realize the expected value of that transaction and the combined entity resulting from that transaction; integrate our recent and pending acquisitions; continue to expand our banking operations geographically and across market sectors; grow our franchise and capitalize on market opportunities; manage our growth efforts cost- effectively and attain the desired operational and financial outcomes; manage the losses inherent in our loan portfolio; make accurate estimates of the value of our non-cash assets and liabilities; maintain electronic and physical security of customer data; respond to an increasingly restrictive and complex regulatory environment; and attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward- looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending December 31, 2014. Non-GAAP Financial Measures Information on any non-GAAP financial measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in our SEC filings and in the earnings release available on our web site. 2

3 Established Western U.S. Franchise • Diversified financial services company founded in 1921 and headquartered in Seattle, with concentrations in the demographically desirable Pacific Northwest and Southern California • Leading Northwest mortgage lender and commercial & consumer bank with a growing presence in California • Total assets of approximately $4.4 billion (1) • Total deposits of approximately $3.1 billion (1) • Combined 100 retail deposit branches and lending centers in the Western United States and Hawaii (2) Operations Overview Pacific Northwest & California Retail banking, mortgage lending, commercial lending, commercial real estate lending, residential construction lending Utah Residential construction lending Arizona Mortgage lending Hawaii Retail banking, mortgage lending, residential construction lending, commercial real estate lending (1) Approximate combined value as of 12/31/14 for HomeStreet and Simplicity, not including purchase price adjustments (2) As of 3/6/15

Strategy Build Single Family Mortgage origination market share • Organic growth opportunities  Grow portfolio lending – Commercial Lending, Commercial Real Estate and Construction  Increase density of retail deposit branch network • Growth via acquisition of smaller institutions in-market and in new markets • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Target major markets in Western United States • Grow earning assets while containing operating expenses to improve operating efficiencies • Long-term target efficiency ratio in the mid-to-low 60% range • Target long-term 15%+ ROE, subject to achievement of targeted segment contributions • Future initiation of regular dividend upon stabilization of earnings Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets 4

5 Recent Developments Results of Operations • Fourth quarter net income of $5.6 million or $0.38 diluted EPS  Excluding acquisition-related expenses, net income was $6.2 million or $0.41 diluted EPS Strategic Growth Activity • Acquisition of Simplicity Bancorp and Simplicity Bank in Southern California – successful closing of the transaction on March 1, 2015 (see Simplicity Acquisition section of this presentation) • In March 2015, hired small balance commercial real estate permanent lending team and SBA lending team in Southern California • Significant progress toward diversifying earnings  Strong growth of average interest-earning assets – 6.4% in the quarter  $307 million in new loan commitments in LHFI portfolio – net growth of nearly 6.8% in portfolio over Q3  Deposit growth of 0.8% in Q4, with transaction & savings deposits 70% of total deposits  17 home loan centers in California at year-end, with production volume making up 24% of total • Net headcount increase of 74 in the fourth quarter  Increase of 18 Operations, Lending, Customer Service and Support headcount in the Commercial & Consumer Banking Segment  Increase of 12 Corporate Support & Administration headcount  Increase of 33 Mortgage Banking Production headcount  Increase of 11 Mortgage Banking Fulfillment & Operations headcount Board Restructuring • In connection with the acquisition of Simplicity Bancorp, Donald R. Voss, chairman of the board of Simplicity Bancorp immediately prior to the acquisition, was appointed to the HomeStreet board, and Michael J. Malone voluntarily resigned from the HomeStreet board of directors

Results of Operations

($ in thousands)	For the three months ended Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	For the year ended Dec. 31, 2014	Dec. 31, 2013
Net interest income	$ 27,502	$ 25,308	$ 23,147	$ 22,712	$ 21,382	$ 98,669	$ 74,444
Provision for loan losses	500	-	-	(1,500)	-	(1,000)	900
Noninterest income	51,487	45,813	53,650	34,707	36,072	185,657	190,745
Noninterest expense	68,791	64,158	62,971	56,091	58,868	252,011	229,495
Net income (loss) before taxes	9,698	6,963	13,826	2,828	(1,414)	33,315	34,794
Income taxes	4,077	1,988	4,464	527	(553)	11,056	10,985
Net income (loss)	$ 5,621	$ 4,975	$ 9,362	$ 2,301	$ (861)	$ 22,259	$ 23,809
Diluted EPS	$ 0.38	$ 0.33	$ 0.63	$ 0.15	$ (0.06)	$ 1.49	$ 1.61
Pro forma net income [(1)]	$ 6,199	$ 5,444	$ 9,756	$ 2,846	$ 1,791	$ 24,245	$ 26,766
Pro forma EPS [(1)]	$ 0.41	$ 0.36	$ 0.65	$ 0.19	$ 0.12	$ 1.62	$ 1.81
Tangible BV/share [(2)]	$ 19.39	$ 18.86	$ 18.42	$ 17.47	$ 17.00	$ 19.39	$ 17.00
Pro forma ROAA [(1)]	0.72%	0.66%	1.27%	0.38%	0.25%	0.76%	0.98%
Pro forma ROAE [(1)]	8.13%	7.38%	13.72%	4.18%	2.67%	8.38%	10.75%
Net Interest Margin	3.53%	3.50%	3.48%	3.51%	3.34%	3.51%	3.17%
Tier 1 Leverage Ratio (Bank)	9.38%	9.63%	10.17%	9.94%	9.96%	9.38%	9.96%
Total Risk-Based Capital (Bank)	14.03%	13.95%	14.84%	15.04%	15.28%	14.03%	15.28%

[(1)] Excludes pre-tax acquisition-related expenses of $889 thousand in Q4 2014, $722 thousand in Q3, $606 thousand in Q2, $838 thousand in Q1, $4.1 million in Q4 2013, $3.1 million in 2014 and $4.5 million in 2013 . See appendix for reconciliation of non-GAAP financial measures.

[(2)] See appendix for reconciliation of non-GAAP financial measures.

[HomeStreet]

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Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 Net Interest Margin (%) 3.34% 3.51% 3.48% 3.50% 3.53% 3.20% 3.25% 3.30% 3.35% 3.40% 3.45% 3.50% 3.55% Net Interest Margin • Q4 NIM increased 3 bps from the third quarter of 2014, due primarily to 49% higher commercial construction loan average balances and 8% higher single family portfolio loan average balances • Excluding nonaccrual interest collected, Q4 NIM of 3.49% increased 6 bps from 3.43% in Q3 7

Avg. Yield 3.70% 3.75% 3.80% 3.85% 3.90% 3.95% 4.00% 4.05% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 Av era ge Yi eld Av era ge Ba lan ce s ( in bil lio ns ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest-Earning Assets • Total average interest-earning assets increased by $188 million or 6.4% in Q4 – a $127 million increase in loans held for investment and $59 million increase in loans held for sale • Average yield increased 5 bps due primarily to higher commercial construction and single family portfolio loan average balances • Excluding run-off, loans held for investment ending balances increased by $330 million or 16.6% in Q4 – primarily new originations and funding of existing commitments  New commitments of $308 million in mortgage, commercial lending, commercial real estate and residential construction  Run-off continued to occur at an accelerated pace of approximately 10% in Q4 Avg. Yield 3.80% 3.99% 3.93% 3.89% 3.94% 8

HomeStreet Investment Securities Portfolio Yield As of 12/31/2014 YTD 2014 Total Return (1) Yield (2) Duration HomeStreet Investment Portfolio 7.12% 2.82% 3.95 Barclays US Aggregate Index 5.97% 2.25% 5.97 HMST performance data: Bloomberg and Barclays (1) As of December 31, 2014 (2) Accounting yield, includes FTE adjustment (3) Performance Trust proprietary models 09/30/2014 • HomeStreet’s Investment Securities Portfolio outperformed the Barclays US Aggregate Index from 12/31/13 through 12/31/14 by 115 bps • The Portfolio has an average duration of 3.95 and an average rating of AA+ • The Portfolio total return ranks in the 95th percentile compared to other banks (3) 9 10% 19% 28% 33% 10% Investment Securities Portfolio Composition as of 12/31/2014 Treasury Corporate Municipal Mortgage CMO

$36,072 $34,707 $53,650 $45,813 $51,487 Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 Noninterest Income • Noninterest income increased 12% to $51.5 million in Q4 compared to Q3 • Mortgage Banking mortgage origination and sale revenue decreased $325 thousand • Mortgage servicing income increased $3.7 million due to improved risk management results primarily related to single family MSR changes reflecting slower long-term prepayment speed assumptions • Non-recurring items recorded in Q2:  $3.9 million pre-tax gain on sale of portfolio loans  $4.7 million pre-tax gain on sale of single family MSRs 10

0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 $40.0 $45.0 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 FTE Total noninterest expense $58.9 $56.1 $63.0 $64.2 $68.8 Salaries & related costs $36.1 $35.5 $40.6 $42.6 $44.7 General & administrative $9.9 $10.1 $11.1 $10.3 $11.2 Occupancy $4.1 $4.4 $4.7 $4.9 $4.6 Information services $4.4 $4.5 $4.9 $4.2 $6.5 Other noninterest expense $4.4 $1.6 $1.7 $2.1 $1.8 FTE 1,502 1,491 1,546 1,598 1,611 Pro forma efficiency ratio 95.36% 96.23% 81.21% 89.19% 85.96% Noninterest Expense • Noninterest expense included $889 thousand of acquisition-related expenses in Q3 2014, $722 thousand of acquisition-related expenses in Q3, $606 thousand in Q2, $838 thousand in Q1 and $4.1 million in Q4 2013 • Full-time equivalent employees increased by 1% in Q4 • Increased salaries and related costs due primarily to higher commissions paid on higher mortgage production volume and increased information services expense due primarily to YTD adjustments recorded in Q3 and Q4 • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes acquisition-related expenses. See appendix for reconciliation of non-GAAP financial measures. (1) 11

Segment Overview Mortgage Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inception • Portfolio products: jumbo and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term targeted ROE of >25% Commercial & Consumer Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  Residential construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Expand market/grow market share in current and new markets  Follow mortgage expansion • Diversify and grow loan portfolio 5% or more per quarter (1) • Manage non-interest expense increase to 1-2% per quarter • Long-term targeted ROE range of 8-12%  Commercial lending – 8-12%  Commercial real estate – 10-15%  Residential construction – 20-30%  Single Family residential – 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance and net interest margin. Other portfolio management considerations include liquidity management, capital requirements and profitability. 12

Commercial & Consumer Banking 13

Commercial & Consumer Banking Segment

($ in thousands)	*For the three months ended* Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	*For the year ended* Dec. 31, 2014	Dec. 31, 2013
Net interest income	$ 22,187	$ 20,163	$ 19,403	$ 20,233	$ 18,160	$ 81,986	$ 59,172
Provision for loan losses	500	-	-	(1,500)	-	(1,000)	900
Noninterest income	5,434	3,660	6,614	2,958	5,501	18,666	15,091
Noninterest expense	21,155	18,930	20,434	19,293	21,729	79,812	66,141
Net income before taxes	5,966	4,893	5,583	5,398	1,932	21,840	7,222
Income taxes	2,621	1,359	1,830	1,282	497	7,092	1,249
Net income	$ 3,345	$ 3,534	$ 3,753	$ 4,116	$ 1,435	$ 14,748	$ 5,973
Pro forma net income [(1)]	$ 3,923	$ 4,003	$ 4,147	$ 4,661	$ 4,087	$ 16,734	$ 8,930
Pro forma ROAA [(1)]	0.57%	0.61%	0.65%	0.73%	0.67%	0.63%	0.40%
Pro forma ROAE [(1)(2)]	7.89%	8.35%	9.25%	8.79%	6.72%	7.30%	4.03%
Pro forma efficiency ratio [(1)]	73.37%	76.43%	76.21%	79.58%	74.59%	76.26%	82.94%
Net Interest Margin	3.48%	3.41%	3.39%	3.51%	3.23%	3.44%	3.08%
Total average earning assets	$2,535,712	$2,403,436	$2,302,277	$2,385,587	$2,288,232	$2,407,155	$2,000,997
FTE	608	605	599	588	577	608	577

- Total new loan commitments of $308 million, compared to $ 324 million in Q3
- Deposit balances of $2.4 billion, approximately the same as in Q3, while total transaction and savings deposit balances of $1.7 billion declined 3% from Q3
- NIM of 3.48%, an increase of 7 basis points from last quarter and 25 basis points from the same period last year
- Continued strong credit performance including significant reductions in classified assets, nonaccruals and delinquencies

[(1)] Excludes pre-tax acquisition-related expenses of $889 thousand in Q4 2014, $722 thousand in Q3, $606 thousand in Q2, $838 thousand in Q1, $4.1 million in Q4 2013, $3.1 million in 2014 and $4.5 million in 2013 . See appendix for reconciliation of non-GAAP financial measures.

[(2)] See appendix for reconciliation of non-GAAP financial measures.

HomeStreet

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Loan Production

($ in thousands)	Pipeline at Dec. 31, 2014 [(2)]	New Commitments Dec. 31, 2014	New Commitments Sept. 30, 2014	New Commitments Jun. 30, 2014	New Commitments Mar. 31, 2014	New Commitments Dec. 31, 2013
Single Family [(1)]		$66,822	$54,879	$90,028	$89,744	$136,917
Single Family One-Steps		$33,592	$24,703	$29,874	$22,127	$36,251
Home Equity		$5,706	$5,445	$6,274	$4,659	$4,691
Total Consumer Loans	$24,188 [(3)(4)]	$106,120	$85,027	$126,177	$116,530	$177,860
Commercial Real Estate/Multifamily	$103,198	$20,966	$64,026	$19,485	$11,124	$47,254
Residential Construction	$137,130	$75,646	$92,081	$74,330	$36,574	$23,419
CRE Construction	$125,444	$91,451	$70,258	$41,903	$97,420	$63,427
Commercial Business	$19,324	$13,453	$12,581	$10,325	$29,163	$42,942
Total Commercial Loans	$385,096	$201,516	$238,946	$146,043	$174,281	$177,042
Total	$409,284	$307,636	$323,973	$272,219	$290,810	$354,901
Loans Held for Investment Ending Balance		$2,121,150	$1,986,609	$1,834,821	$1,684,750	$1,895,721

- New loan commitments averaged $299 million per quarter over the last four quarters
- Loans Held for Investment balances have grown 12% year-over-year

[(1)] Closed loans
[(2)] Not all loans under negotiation will close
[(3)] Includes HELOCs
[(4)] Represents rate locks for loans designated as Held For Investment, not adjusted for estimated fallout

HomeStreet

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Loan Portfolio 16 • Loans held for investment, net, increased 6.8% to $2.10 billion from $1.96 billion at September 30, 2014 • New loan commitments totaled $307.6 million in the quarter, down 5.0% from $324.0 million at September 30, 2014 14% 18% 2% 42% 6% 8% 10% Loan Composition $2.10 billion C&I/CRE Owner-Occupied CRE Non-Owner Occupied CRE - Multifamily Single Family Consumer Residential Construction CRE Construction 23% 20% 11% 36% 10% CRE by Property Type $579 million Retail Indust./Warehouse Multifamily Office Other

42% 8% 32% 9% 3% 3% 1% 2% 53% 20% 13% 2% 3% 9% 48% 34% 1% 17% 30% 24%8% 1% 3% 10% 12% 1% 11% 15% 41% 20% 2% 9% 2% 9% 2% Construction Lending Overview 17 Construction lending is a broad category that includes many different loan types which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographical expansion has provided an opportunity to reduce concentrations in any particular market. Balance: $69M Commitments: $96M % of Balances: 19% % of Commitments: 25% 12/31/14 Balances and Commitments Typical Loan Characteristics Construction Lending Types Custom Home Construction Multifamily Commercial Residential Construction Land •12 Month Term •Consumer Owner Occupied •Borrower Underwritten similar to Single Family Balance: $58M Commitments: $56M % of Balances: 16% % of Commitments: 15% Geographical Distribution (balances) Balance: $119M Commitments: $152M % of Balances: 32% % of Commitments: 40% Balance: $81M Commitments: $60M % of Balances: 22% % of Commitments: 16% Balance: $41M Commitments: $14M % of Balances: 11% % of Commitments: 4% Seattle Metro Puget Sound Other WA Other Portland Metro OR Other Hawaii California Utah Idaho •18-36 Month Term •≤ 80% LTV / ≤ 80% LTC •Minimum 15% Cash Equity •≥ 120 DSC •18-36 Month Term •≤ 75% LTV / ≤ 80% LTC •Minimum 15% Cash Equity •≥ 125 DSC •≥ 50% pre-leased •12-18 Month Term • LTC: ≤ 85% •Leverage & Net Worth Covenants • ≤ 75% - 80% LTV •12-24 Month Term •≤ 50% LTV / ≤ 50% LTC • Strong, experienced, vertically integrated developers & guarantors

Credit Quality

($ in thousands)	Dec. 31, 2014 HMST	Dec. 31, 2014 Peer Avg [5]	Sept. 30, 2014 HMST	Sept. 30, 2014 Peer Avg [5]	Jun. 30, 2014 HMST	Jun. 30, 2014 Peer Avg [5]	Mar. 31, 2014 HMST	Mar. 31, 2014 Peer Avg [5]	Dec. 31, 2013 HMST	Dec. 31, 2013 Peer Avg [5]
Classfied assets	$26,424	--	$38,014	--	$40,178	--	$46,937	--	$50,600 [3]	--
Nonperforming assets [1]	$25,462	--	$30,384	--	$32,280	--	$34,912	--	$38,618 [3]	--
OREO	$9,448	--	$10,478	--	$11,083	--	$12,089	--	$12,911 [3]	--
Classified assets/total assets	0.75%	[6]	1.09%	1.52%	1.24%	1.61%	1.50%	1.76%	1.65%	1.89%
Nonperforming assets/total assets [1]	0.72%	[6]	0.87%	0.91%	1.00%	1.05%	1.12%	1.18%	1.26%	1.16%
Total delinquencies/total loans	3.00%	[6]	3.29%	1.76%	3.84%	1.99%	4.33%	2.13%	4.45%	2.30%
Total delinquencies/total loans - adjusted [2]	1.11%	[6]	1.29%	1.74%	1.59%	1.98%	1.66%	2.11%	1.63%	2.28%
ALLL/total loans	1.04% [4]	[6]	1.10% [4]	1.12%	1.19%	1.15%	1.31%	1.21%	1.26%	1.25%
ALLL/Nonperforming loans (NPLs)	137.51%	[6]	109.75%	167.39%	103.44%	152.82%	96.95%	141.62%	93.00%	134.65%

- Nonperforming assets declined to 0.72% of total assets compared to 0.87% in Q3 2014
- Classified assets declined to 0.75% of total assets compared to 1.09% of total assets in Q3 2014
- OREO declined to $9.4 million compared to $10.5 million in Q3 2014
- Delinquent loans totaled $22.6 million, excluding $41.0 million of loans insured or guaranteed by FHA or VA that were still accruing at quarter-end

[1] Nonperforming assets includes nonaccrual loans and OREO, excludes TDRs and SBAs
[2] Total delinquencies and total loans are both net of Ginnie Mae EBO loans (FHA/VA loans) and SBAs
[3] Classified assets at December 31, 2013 include $4.2 million, nonperforming assets include $8.6 million and OREO includes $729 thousand from acquisitions
[4] Includes acquired loans. Excluding acquired loans, ALLL/total loans is 1.10% at December 31, 2014.
[5] Source: SNL. Peer group comprised of AF, WAFD, ISBC, BKU, SBCF, BANC, ESBF, UCFC, PGC, CZNC, PROV, FFNW, SMPL, TSH
[6] Not available at time of publishing

[HomeStreet]

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Deposits • Total deposits of $2.4 billion at December 31, 2014, an increase of 1% over the third quarter, primarily due to increases in time deposits  Noninterest-bearing transaction & savings deposits decreased $31 million or 11% from Q3  Interest-bearing transaction & savings deposits decreased $21 million or 1%  Time deposits increased $127 million or 35%, with brokered time deposits representing $93 million of total increase • No new retail branches opened in Q4. Targeting three de novo Seattle-area retail branches in 2015. • De novo branches opened since 2012 have generated net new accounts at approximately two times the rate of mature branches this year • The deposit account open/close ratio for mature branches is approximately 19% higher than the peer median for 2014 19 Total Cost of Deposits 14% 7% 12% 9% 33% 23% 15% 20% 49% 61% 62% 61% 4% 9% 11% 10% $1,976,835 $2,210,821 $2,425,458 $2,445,430 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 12/31/12 12/31/13 9/30/14 12/31/14 Bala nce s (in mil lion s) Noninterest-Bearing Transaction & Savings Deposits Interest-Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.51% 0.41% 0.39% 0.39%

Mortgage Banking 20

Mortgage Banking Segment

($ in thousands)	For the three months ended Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	For the year ended Dec. 31, 2014	Dec. 31, 2013
Net interest income	$ 5,315	$ 5,145	$ 3,744	$ 2,479	$ 3,222	$ 16,683	$ 15,272
Noninterest income	46,053	42,153	47,036	31,749	30,571	166,991	175,654
Noninterest expense	47,636	45,228	42,537	36,798	37,139	172,199	163,354
Net income (loss) before taxes	3,732	2,070	8,243	(2,570)	(3,346)	11,475	27,572
Income taxes	1,456	629	2,634	(755)	(1,050)	3,964	9,736
Net income (loss)	$ 2,276	$ 1,441	$ 5,609	$ (1,815)	$ (2,296)	$ 7,511	$ 17,836
ROAA	1.15%	0.77%	3.66%	(1.44)%	(1.68)%	1.18%	2.84%
ROAE [(1)]	8.93%	5.65%	22.28%	(9.84)%	(16.76)%	10.00%	28.36%
Efficiency Ratio	92.73%	95.62%	83.77%	107.51%	109.90%	93.75%	85.56%
FTE	1,003	993	947	903	925	1,003	925

- Interest rate lock commitment volume of $1.2 billion was 0.3% higher than in Q3, while closed loan volume of $1.3 billion was 3% higher than in Q3
- Composite margin of 310 basis points, down 6 basis points from the prior quarter
- Mortgage servicing income of $9.3 million increased $4.0 million from the prior quarter due to improved risk management results primarily related to single family MSR changes reflecting slower long-term prepayment speed assumptions

[HomeStreet]

(1) Starting in 2014, equity allocated to segment based upon Basel III risk-weighted assets. Prior to 2014, equity allocated based on total assets.

21

Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS 22 - 200 400 600 800 1,000 1,200 1,400 1,600 Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 Held for Sale Closed Loan Production ($ in millions) HMST WMS Rate locks Bps Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 HMST $681 $597 $979 $1,150 $1,205 WMS $92 $78 $122 $144 $125 Closed Loans $773 $674 $1,101 $1,295 $1,331 Purchase % 76% 78% 83% 78% 68% Refinance % 24% 22% 17% 22% 32% Rate locks $662 $803 $1,202 $1,168 $1,172 Purchase % 72% 77% 78% 76% 62% Refinance % 28% 23% 22% 24% 38% 0 50 100 150 200 250 300 350 400 Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 Single Family Composite Margin (bps) Secondary gains/rate locks Loan fees/closed loans Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 Secondary gains/rate locks (1) 266 243 252 256 251 Loan fees/closed loans (2) 84 80 69 60 59 Composite Margin 350 323 321 316 310

Mortgage Servicing As of December 31, 2014 • Constant Prepayment Rate (CPR) – 13.11% for Q4 2014 • W.A. servicing fee - 29.39 bps • MSRs represent 1.00% of ending UPB - 3.42 W.A. servicing fee multiple • W.A age - 29.7 months • W.A. expected life – 54.7 months as of 12/31/14 • Composition - 28% government • Total delinquency - 1.71% (including foreclosures) • W.A. note rate - 4.18% 23 (1) Sold the rights to service approximately $3 billion of single family mortgage loans in Q2 2014 $11,796 $12,198 $9,895 $10,593 $11,216 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 Q4 13 Q1 14 Q2 14 (1) Q3 14 Q4 14 Mortgage Servicing Portfolio ($ in millions)

Mortgage Market & Competitive Landscape Mortgage Market • MBA estimates fourth quarter mortgage origination nationally to decrease 7% over third quarter. By contrast, HomeStreet’s originations increased 3% over the prior quarter. • The most recent MBA monthly forecast anticipates total originations to increase 7% in 2015 over the prior year and housing starts to increase by 12%. Purchase mortgages are expected to increase 15% in 2015, while refinances are expected to drop 3%. • Recently, mortgage interest rates have declined and our refinancing loan originations have increased. We expect January interest rate lock activity, which is projected to come in over 90% above December, to set a new monthly record for the company. Competitive Landscape • In the fourth quarter, HomeStreet regained its position as the number one loan originator by volume of purchase mortgages in the Pacific Northwest and in the Puget Sound region. • Nationally, purchases comprised 54% of originations and 52% in the Pacific Northwest in Q4. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 68% of our closed loans and 62% of our interest rate lock commitments in the quarter. • Inventory continues to be a significant constraint on the housing recovery. U.S. housing starts continue to recover but are still well short of the long-run average. By contrast, however, in the Puget Sound and Portland/Vancouver markets, housing starts met or exceeded the long-run average for the first time since 2008. • The Pacific Northwest is expected to continue to grow more quickly than the rest of the country, consistent with the past nine months. The Puget Sound and Portland/Vancouver markets are forecasted to be above the long-range average in 2015. 24

Origination Growth Strategy • Grow market share in many of our existing and new regions. The California region accounted for 24% of retail channel’s closed loans volume in the fourth quarter, flat from 24% in the third quarter. • Opened first two home loan production offices in Phoenix and Scottsdale, Arizona in November which could lead to additional opportunities in Arizona throughout 2015. • Synergistic opportunities in Southern California with the acquisition of Simplicity Bank. • Our strategy of continuing to grow our retail mortgage banking franchise and mitigating the effects of a constrained market through this growth helped us increase our closed loan production 3% in the fourth quarter versus the national industry’s decrease of 7%. • In 2014, national mortgage volume declined 39% from the prior year while HomeStreet’s held for sale loan volume decreased only 1% as a result of our growth strategy. • Average loan amount increased 10% to $294K in December compared to December of last year. This growth in average loan size is attributable to a number of factors including the growth in jumbo non-conforming loans as a percent of our total, our growing franchise and market share in California and overall home price appreciation in all markets we serve. • Over the last year, HomeStreet became a rated originator and servicer of non-conforming jumbo mortgage loans which has enabled us to sell our loans to securitization aggregators. 25

Production Costs • Direct cost to originate a loan has decreased 96 basis points from the first quarter of 2014 and we expect continued production efficiency improvement into 2015. Substantial decrease attributable to:  Maturation of new markets, most significantly in California where recent expansion has resulted in loan production volumes rising to levels which provide expected cost efficiency  Continued active management of production and operations personnel as part of ongoing effort to upgrade production performance and improve overall operating efficiency  Absorption of semi-variable cost (40% improvement)  Completion of implementation of new loan origination system to streamline workflow and improve cost efficiency 26 329 380 299 296 284 11% 13% 12% 11% 12% 38% 32% 42% 45% 44% 51% 55% 46% 45% 45% - 50 100 150 200 250 300 350 400 0% 10% 20% 30% 40% 50% 60% Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Direct Cost in bps% of To tal Composition of Mortgage Origination Costs Direct Cost in bps (1) (2) Total Fixed Costs % Total Variable Costs % Total Semi-Variable Costs % 2% 4% 10% 15% 20% 24% 24% 3% 7% 16% 19% 21% 24% 25% 0% 5% 10% 15% 20% 25% 30% Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 % o f To tal California Region CA Region as a % of Retail Channel's Production Volume CA Region as a % of Retail Channel's Origination Cost

Franchise Value • Established and growing financial institution concentrated in the Pacific Northwest with growing presence in California • Leading regional Single Family mortgage lender • Focus on business diversification: growth of Commercial & Consumer Banking to mitigate cyclicality of Mortgage Banking earnings • High historical returns on equity due to high noninterest income • Attractive valuation transition opportunity as company diversifies http://ir.homestreet.com ir@homestreet.com 27

Simplicity Acquisition 28

Strategic Regional Expansion

Strategically Attractive

- Simplicity Bank: $863 million asset - $656 million deposit institution with seven retail branches in the demographically desirable Los Angeles metro market – largest population concentration in California and 2nd largest urban area in the nation
- Accelerates earnings diversification and growth of Commercial & Consumer Banking businesses
- Complements recent expansion of mortgage, commercial real estate and residential construction lending in Southern California
- Loyal retail deposit customer base; continuing relationship with Kaiser Permanente system
- Expands existing Southern California single family mortgage origination footprint to attractive new submarkets
- Opportunity to add complementary commercial lending platform in the largest SBA lending market in the U.S.

Low-Cost Low-Risk Opportunity

- Purchase price approximately 96% of Simplicity's tangible book value [(1)]
- Complementary lending and deposit customer base
- Clean balance sheet with minimal asset quality issues
- Meaningful cost synergies: targeting 37% of Simplicity's noninterest expenses
- HomeStreet executive management experienced in Los Angeles marketplace

Financially Compelling

- Expected >15% internal rate of return and >12% return on invested capital
- Tangible book value initial dilution of 2.8% and earn back period of 1.3 years
- Highly accretive to Commercial & Consumer Banking segment earnings per share
- Simplicity Bank's excess capital available to support HomeStreet's growth strategy
- Potential for valuation multiple expansion as a result of increased market liquidity and earnings diversification
  - Pro forma market capitalization of ~$393 million[(1)]
  - Pro forma first year Commercial & Consumer Banking segment earnings contribution >50% total net income

[HomeStreet]

[(1)] Using HMST 10-day average stock price as of market close 9/19/14 of $17.83 and pro forma total shares of 22,028,070

29

Simplicity Bank (1) • $863 million asset federal savings bank headquartered in Covina, California • Founded in 1953 as Kaiser Permanente Credit Federal Credit Union, converted to a thrift in 1999  Bank maintains a relationship with Kaiser Permanente • Seven-branch retail deposit branch network in Los Angeles metro area • Business lines  Single Family lending, commercial real estate lending (emphasis in multifamily), consumer lending  Retail consumer deposits • Total deposits of $656 million  Approximately 60,000 consumer deposit accounts • Total loans of $685 million • Total equity of $138 million Simplicity Bank branch network LA Metro Market Snapshot • Largest population concentration in Western U.S. • Second largest urban area in U.S. • Largest manufacturing center in U.S. (1) As of and for the quarter ended 12/31/14 Source: Simplicity Bancorp, Inc. 30

Simplicity Bank Financial Overview (1) Overview Headquarters: Established: Assets ($Millions): Deposits ($Millions): Gross Loans ($Millions): Covina, CA 1953 $863.2 $656.3 $684.5 Asset Quality NPAs / Assets 2: NPAs / (Loans + OREO) 2: Reserves / Gross Loans: NCOs / Avg. Loans: 0.90% 1.14% 0.57% 0.01% Balance Sheet Loans / Deposits: Securities / Assets: DDA / Deposits: TCE / TA: Tier 1 Leverage Ratio: 104.3% 6.7% 21.8% 15.6% 14.8% Performance ROAA: ROAE: Net Interest Margin: Non Interest Income / Avg. Assets Cost of Deposits: Efficiency Ratio: 0.43% 2.73% 2.86% 0.60% 0.82% 79.21% Source: Simplicity Bancorp, Inc. (1) As of and for the quarter ended 12/31/14 (2) Excluding restructured loans 31

(1) Using HMST 10-day average stock price as of market close 9/19/14 and outstanding total shares of HMST and SMPL as of 6/30/14 (2) EPS accretion/dilution excludes one-time transaction and integration expenses Key Transaction Metrics (1) Purchase Price Consideration $128.0 million (100% stock, estimated 7,178,378 shares issued – pro forma total shares of 22,028,070) Pro Forma Purchase Price per Share $17.83 Implied TBV Multiple 0.96 x 6/30/14 tangible book value EPS Accretion/Dilution 0.6% accretive in 2015 and 2.1% dilutive in 2016 (1st full year), highly accretive (>40%) to commercial and consumer banking segment EPS in 2015 and 2016(2) TBV Accretion/Dilution 2.8% dilutive TBV Earnback Period 1.3 years on incremental earnings IRR & ROIC >15% Internal Rate of Return; >12% Return On Invested Capital Pro Forma Ownership 67% HMST, 33% SMPL (one SMPL board member to become HMST board member post transaction) Exchange Ratio – within stock price collar 1.00 (as long as purchase price remains between $15 and $20 per share – stock price collar) Exchange Ratio – outside stock price collar Price < $15: HMST option to increase exchange ratio so that deal value equals value at $15 per share or terminate deal; Price > $20: Exchange ratio decreases so that deal value equals value at $20 per share First Full Year Operating Cost Savings (pre-tax) $9.9 million (37% of Simplicity’s estimated non-interest expense) Restructuring Charge (pre-tax) $19.2 million ($10.9 million before or in quarter of close, $8.3 million in quarter after close) First Full Year Revenue Enhancements (pre-tax) $8.1 million (earnings on excess capital, SBA lending, mortgage lending) Loan Fair Value Adjustment 2.2% reduction to Simplicity’s gross loans Core Deposit Intangible Estimated at 1.78% of Simplicity’s core deposits Goodwill No goodwill created; ~$700 thousand pre-tax bargain purchase gain at closing 32

Single family 42% Home equity 5% CRE 20% Multifamily 13% Construction 13% C&I 5% Consumer 2% Single family 41% CRE 4% Multifamily 46% Consumer 9% Single family 42% Home equity 6% CRE 25% Multifamily 3% Construction 17% C&I 7% Loan Composition HomeStreet Loan Yield: 4.38% Simplicity Loan Yield: 4.21% Pro Forma (1) Loan Yield: 4.34% Source: Regulatory filings Balances as of and for the quarter ended 12/31/14 (1) On a combined basis; does not reflect purchase price adjustments to current rates ($ in thousands) Single family 896,665$ 278,501$ 1,175,166$ Home equity 135,598 607 136,205 CRE 523,464 31,477 554,941 Multifamily 55,088 313,270 368,358 Construction 367,934 - 367,934 C&I 147,449 - 147,449 Consumer - 60,674 60,674 Grand Total 2,126,198$ 684,529$ 2,810,727$ HomeStreet Standalone Simplicity Standalone HomeStreet & Simplicity pro forma 33

Source: Regulatory filings Balances as of and for the quarter ended 12/31/14 (1) On a combined basis; does not reflect purchase price adjustments to current rates Other Trans. Noninterest- Bearing Accts. 9% NOW & Other Trans. Accts. 18% Money Market & Savings 36% Time Deposits 37% Noninterest- Bearing Accts. 17% NOW & Other Trans. Accts. 13% Money Market & Savings 46% Time Deposits 24% Noninterest- Bearing Accts. 19% NOW & Other Trans. Accts. 11%Money Market & Savings 50% Time Deposits 20% Deposit Composition HomeStreet Simplicity Pro Forma (1) Cost of Deposits: 0.39% Cost of Deposits: 0.82% Cost of Deposits: 0.48% ($ in thousands) Noninterest-Bearing Accts. 470,663$ 58,438$ 529,101$ OW & Other Trans. Accts. 272,390 118,734 391,124 Money Market & Savings 1,207,851 235,708 1,443,559 Time Deposits 494,526 243,460 737,986 Grand Total 2,445,430$ 656,340$ 3,101,770$ HomeStreet Standalone Simplicity Standalone HomeStreet & Simplicity pro forma 34

. Appendix 35

Management Team Executive Joined Company Years in Industry Relevant Experience Mark K. Mason Director, Vice Chairman, President and Chief Executive Officer September 2009 29 • Seasoned banking executive with demonstrated success implementing turnaround and growth strategies • Former Chairman and CEO of Fidelity Federal Bank of Los Angeles Cory D. Stewart Executive Vice President, Chief Accounting Officer March 2012 15 • Extensive experience in finance, accounting and enterprise risk management roles in the financial industry including at Washington Mutual • MBA, CPA, CFA charter holder Darrell van Amen Executive Vice President, Chief Investment Officer March 2003 26 • Manages bank’s MSR and pipeline risk, secondary marketing and investment portfolio • Formerly with Royal Bank of Canada and Old Kent Financial Jay C. Iseman Executive Vice President, Chief Credit Officer August 2009 24 • Significant experience in credit administration, special assets and loan origination for Bank of America and Key Bank • Chairs Bank Loan Committee Godfrey B. Evans Executive Vice President, General Counsel and Chief Administrative Officer November 2009 34 • Significant experience in banking, regulation, M&A and corporate securities law • Previously General Counsel and CAO at Fidelity Federal Bank and corporate lawyer at Gibson, Dunn & Crutcher 36

Management Team (cont.)

Executive	Joined Company	Years in Industry	Relevant Experience
Rose Marie David *Executive Vice President, Single Family Lending*	March 2012	30	• Responsible for all aspects of mortgage banking originations, operations and servicing • Previously with MetLife Home Loans
Richard W. H. Bennion *Executive Vice President, Residential Lending*	June 1977	38	• Responsible for residential construction lending production • Chairman of the board of Windermere Mortgage Services (WMS) • Member of Fannie Mae Western Business Center Advisory Board • Member of MBA Board of Governors
Randy Daniels *Executive Vice President, Commercial Real Estate Lending*	September 2012	29	• Oversees commercial real estate lending activities through portfolio and Fannie Mae DUS programs • Formerly led Bank of America's commercial real estate division in the Northwest
David Straus *Executive Vice President, Commercial Banking*	November 2013	46	• Responsible for all aspects of commercial lending • Founder and past CEO of Fortune Bank • Past chairman of Washington Bankers Association
Jeff Newgard *Executive Vice President, Eastern Region President*	November 2013	19	• Responsible for management and strategic expansion in Central and Eastern Washington • Past CEO of Yakima National Bank

[HomeStreet]
37

Basel III Estimated Capital Ratios under Basel III – March 31, 2015 (5) Basel III (fully implemented) Basel III (effective Jan. 1, 2015) Basel III (fully implemented) Basel III (effective Jan. 1, 2015) (3) Basel III (fully implemented) Basel III (effective Jan. 1, 2015) (3) Tier 1 Leverage (estimated actuals / normalized) 5.0% (1) 5.0% 10.6% / 9.3% (4) 11.3% / 9.8% (4) 10.8% / 9.4% (4) 11.7% / 10.2% (4) Common Equity Risk- Based Capital 7.0% (2) 6.5% 13.0% 13.9% 9.8% 10.8% Tier 1 Risk-Based Capital 8.5% (2) 8.0% 13.0% 13.9% 11.5% 12.5% Total Risk-Based Capital 10.5% (2) 10.0% 13.8% 14.7% 12.2% 13.2% HomeStreet Bank HomeStreet, Inc. (1) Capital Conservation Buffer does not apply to Tier 1 Leverage Ratio under Basel III (2) Ratio includes 2.5% Capital Conservation Buffer required by Basel III for unrestricted payments of dividends, share buybacks and discretionary bonus payments (3) Rules effective January 1, 2015 incorporate a 40% phase-in of threshold and aggregate deductions applied to servicing and deferred tax assets and no Capital Conservation Buffer (4) Quarterly average assets used to calculate Tier 1 Leverage ratio normalized for Simplicity Bank merger effective 3/1/15 (5) Preliminary based upon estimates Well-Capitalized Minimum 38

Non-GAAP Financial Measures Tangible Book Value: 39 Dec. 31, Sept. 30, Jun. 30, Mar. 31, Dec. 31, Dec. 31, Dec. 31, (dollars in thousands, except share data) 2014 2014 2014 2014 2013 2014 2013 Shareholders' equity $302,238 $294,568 $288,249 $273,510 $265,926 $302,238 $265,926 Less: Goodwill and other intangibles (14,211) (14,444) (14,690) (14,098) (14,287) (14,211) (14,287) Tangible shareholders' equity $288,027 $280,124 $273,559 $259,412 $251,639 $288,027 $251,639 Book value per share $20.34 $19.83 $19.41 $18.42 $17.97 $20.34 $17.97 Impact of goodwill and other intangibles (0.95) (0.97) (0.99) (0.95) (0.97) (0.95) (0.97) Tangible book value per share $19.39 $18.86 $18.42 $17.47 $17.00 $19.39 $17.00 Average shareholders' equity $305,068 $295,229 $284,365 $272,596 $268,328 $289,420 $249,081 Less: Average goodwill and other intangibles (14,363) (14,604) (14,049) (14,215) (9,927) (14,309) (2,819) Average tangible shareholders' equity $290,705 $280,625 $270,316 $258,381 $258,401 $275,111 $246,262 Return on average shareholders’ equity 7.37% 6.74% 13.17% 3.38% (1.28)% 7.69% 9.56% Impact of goodwill and other intangibles 0.36% 0.35% 0.68% 0.18% (0.05)% 0.40% 0.11% Return on average tangible shareholders' equity 7.73% 7.09% 13.85% 3.56% (1.33)% 8.09% 9.67% Quarter Ended Year Ended

Non-GAAP Financial Measures

Net Income, Excluding Acquisition-Related Expenses:

(dollars in thousands)	Quarter Ended Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Year Ended Dec. 31, 2014	Dec. 31, 2013
Net income (loss)	$5,621	$4,975	$9,362	$2,301	($861)	$22,259	$23,809
Add back: Acquisition-related expenses, net of tax	578	469	394	545	2,652	1,986	2,957
Net income, excluding acquisition-related expenses	$6,199	$5,444	$9,756	$2,846	$1,791	$24,245	$26,766
Noninterest expense	$68,791	$64,158	$62,971	$56,091	$58,868	$252,011	$229,495
Deduct: acquisition-related expenses	(889)	(722)	(606)	(838)	(4,080)	(3,055)	(4,549)
Noninterest expense, excluding acquisition-related expenses	$67,902	$63,436	$62,365	$55,253	$54,788	$248,956	$224,946
Diluted earnings (loss) per common share	$0.38	$0.33	$0.63	$0.15	($0.06)	$1.49	$1.61
Impact of acquisition-related expenses	0.03	0.03	0.02	0.04	0.18	0.13	0.20
Diluted earnings per common share, excluding acquisition-related expenses	$0.41	$0.36	$0.65	$0.19	$0.12	$1.62	$1.81
ROAA	0.65%	0.61%	1.22%	0.30%	(0.12)%	0.69%	0.88%
Impact of acquisition-related expenses, net of tax	0.07%	0.05%	0.05%	0.08%	0.37%	0.07%	0.10%
ROAA, excluding acquisition-related costs	0.72%	0.66%	1.27%	0.38%	0.25%	0.76%	0.98%
ROAE	7.37%	6.74%	13.17%	3.38%	(1.28)%	7.69%	9.56%
Impact of acquisition-related expenses, net of tax	0.76%	0.64%	0.55%	0.80%	3.95%	0.69%	1.19%
ROAE, excluding acquisition-related costs	8.13%	7.38%	13.72%	4.18%	2.67%	8.38%	10.75%
Efficiency ratio	87.09%	90.21%	82.00%	97.69%	102.46%	88.63%	86.54%
Impact of acquisition-related expenses, net of tax	(1.13)%	(1.02)%	(0.79)%	(1.46)%	(7.10)%	(1.07)%	(1.72)%
Efficiency ratio, excluding acquisition-related costs	85.96%	89.19%	81.21%	96.23%	95.36%	87.56%	84.82%

[HomeStreet]

40

Non-GAAP Financial Measures Net Income, Excluding Acquisition-Related Expenses (continued): 41 Dec. 31, Sept. 30, Jun. 30, Mar. 31, Dec. 31, Dec. 31, Dec. 31, (dollars in thousands) 2014 2014 2014 2014 2013 2014 2013 Commercial and Consumer Banking Segment: Net income $3,345 $3,534 $3,753 $4,116 $1,435 $14,748 $5,973 Impact of acquisition-related expenses, net of tax 578 469 394 545 2,652 1,986 2,957 Net income, excluding acquisition-related expenses $3,923 $4,003 $4,147 $4,661 $4,087 $16,734 $8,930 ROAA 0.49% 0.54% 0.59% 0.29% 0.61% 0.55% 0.27% Impact of acquisition-related expenses, net of tax 0.08% 0.07% 0.06% 0.44% 0.06% 0.07% 0.13% ROAA, excluding acquisition-related costs 0.57% 0.61% 0.65% 0.73% 0.67% 0.63% 0.40% ROAE 6.73% 7.37% 8.37% 7.76% 2.36% 6.43% 2.69% Impact of acquisition-related expenses, net of tax 1.16% 0.98% 0.88% 1.03% 4.36% 0.87% 1.33% ROAE, excluding acquisition-related costs 7.89% 8.35% 9.25% 8.79% 6.72% 7.30% 4.03% Efficiency ratio 76.59% 79.46% 78.54% 83.19% 91.83% 79.29% 89.06% Impact of acquisition-related expenses, net of tax (3.22)% (3.03)% (2.33)% (3.61)% (17.24)% (3.04)% (6.13)% Efficiency ratio, excluding acquisition-related costs 73.37% 76.43% 76.21% 79.58% 74.59% 76.26% 82.94% Quarter Ended Year Ended

0 100 200 300 400 500 600 700 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Originators Actual Count and Growth Scenario - 2013 to 2016 Originator Count- Actual Originator Count- Growth Scenario 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 0 100 200 300 400 500 600 700 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 MBA Origination Forecast (1): Purchase vs. Refi ($B) Orig, Purchase- Actual Orig, Purchase- MBA FCST Orig, Refi- Actual Orig, Refi- MBA FCST Orig, Refi %- Actual Orig, Refi%- MBA FCST (1) Source: MBA Forecast January 20, 2015 MBA Mortgage Forecast and Originator Growth 42